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                             VISX, INCORPORATED
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[VISX Logo]

NEWS RELEASE                           Company Contact:
For Immediate Distribution             Lola Wood:  (877) 463-6847
                                       E-Mail: ir@visx.com
                                       Web: http://www.visx.com

                                       Joele Frank / Barrett Godsey
                                       Joele Frank, Wilkinson Brimmer Katcher
                                       (212) 355-4449


         ISS RECOMMENDS VOTE FOR VISX DIRECTORS OVER ICAHN NOMINEES

SANTA CLARA, CALIFORNIA (April 26, 2001) - VISX, INCORPORATED
(NYSE Symbol: EYE) announced today that Institutional Shareholder Services
(ISS) recommended that VISX stockholders vote FOR the Company's slate of director nominees at VISX's Annual Meeting scheduled to be held on May 4, 2001.

ISS is widely recognized as the leading independent proxy advisory firm in the nation. Their work is relied upon by hundreds of major institutional investment firms, mutual funds, and other fiduciaries throughout the country.

In reaching its decision to recommend a vote FOR the five VISX directors over Carl Icahn and his slate, ISS noted that "[T]he incumbent directors would be in a far better position to evaluate the terms of an Icahn offer than the dissident nominees, most of whom have ties to Mr. Icahn or his companies." ISS went on to point out that "The incumbent board appears to be fully willing and able to fairly evaluate Mr. Icahn's offer, as well as any other bids that may arise in competition with the Icahn bid."

In conclusion, ISS stated, "We believe that shareholders would be best served by the retention of the incumbent directors over the dissident slate."

Elizabeth Davila, chief executive officer of VISX said, "We are very pleased that ISS recognizes our efforts to enhance stockholder value and has recommended that stockholders vote for VISX's director nominees. Like ISS, we see no benefit to stockholders in electing Carl Icahn and his nominees."

VISX continues to urge all stockholders to vote for the VISX Board on the GOLD proxy card. To support the VISX directors, stockholders should vote their GOLD cards in favor of the VISX slate and discard any proxy card mailed by the Icahn group. For more information about how to vote for VISX's slate of director nominees, stockholders can call the Company's proxy solicitor, MacKenzie Partners, Inc. toll-free at 800-322-2885 or collect at 212-929-5500.

VISX is the worldwide leader in the development of refractive laser technology. VISX systems are commercially available in the United States and markets worldwide.

The foregoing statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and actual results could differ materially. Additional discussion of factors affecting the Company's business is contained in the Company's most recent filings with the Securities and Exchange Commission, including VISX's Annual Report and Form 10-K for the year ended December 31, 2000.


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